UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2016

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

3500 Douglas Boulevard, Suite 240

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2016, Solar Power, Inc. (the “Company”) completed the merger (the “Merger”) to reorganize itself as a Cayman Islands company. Pursuant to the Second Amended and Restated Agreement and Plan of Merger and Reorganization dated October 30, 2015 (the “Merger Agreement”), the Company has merged with and into SPI Merger Sub, Inc. (“Merger Sub”), with Merger Sub surviving the Merger as a wholly-owned subsidiary of SPI Energy Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (“SPI Energy”) and changing its name to SPI Solar, Inc. The issued and outstanding shares of the Company’s common stock (other than any shares of the Company’s common stock that are “Dissenting Shares” as defined in the Merger Agreement) acquired prior to 3:00 P.M. EST, November 5, 2015 were converted into the right to receive American depositary shares (“ADSs”) representing SPI Energy ordinary shares. The issued and outstanding shares of the Company’s common stock (other than any shares of the Company’s common stock that are “Dissenting Shares” as defined in the Merger Agreement) acquired after 3:00 P.M. EST, November 5, 2015 were converted into the right to receive SPI Energy ordinary shares. SPI Energy’s ADSs have begun quotation on the OTC Markets under the symbol “SRGYY” effective January 4, 2016.

On January 4, 2016, the Company and SPI Energy issued a joint press release announcing the completion of the Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated January 4, 2016 entitled “SPI and SPI Energy Complete Reorganization Merger”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 4, 2016	/s/ Amy Jing Liu Name: Amy Jing Liu Title: Chief Financial Officer

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